UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2009
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
  On February 6, 2009, Leadis Technology, Inc., a Delaware corporation (“Leadis”), completed the sale of intellectual property and associated materials and information relating to its development-stage, high-frequency switching regulator and air-core inductor technologies (the “Assets”). The sale of Assets was made to a publicly-traded supplier of analog and mixed-signal semiconductor products. Under the terms of the sale, Leadis will be paid $2.3 million in cash, of which $2.0 million was paid at the closing of the transaction, and $300,000 will be paid following a 6-month holdback period. The agreement covering the sale contains a limited indemnity by Leadis for breaches of representations, warranties and covenants made by it in connection with the transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: February 9, 2009	/s/ John K. Allen
John K. Allen
Chief Financial Officer